CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Bovie Medical Corporation
Purchase, New York

We hereby consent to the incorporation by reference in Registration Statement Numbers 333-195624 and 333-207206 on Form S-8 and Registration Statement Numbers 333-200986 and 333-203422 on Form S-3 of Bovie Medical Corporation, of our report dated March 18, 2016 on the consolidated financial statements of Bovie Medical Corporation as of and for the years ended December 31, 2015 and 2014, appearing in this Annual Report on Form 10-K..

/s/ Frazier & Deeter, LLC

Frazier & Deeter, LLC
Tampa, Florida

October 31, 2016